Exhibit 99.3

Supplemental Operating and Financial Data
Third Quarter and Nine Months Ended September 30, 2020

Q3 2020 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this document reflect preliminary, unaudited results, which are not final until the Company's Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, expected waivers of financial covenants related to our private placement notes, our capital resources and liquidity, expected dividend payments, expected liquidity and performance of our customers, including AMC and Regal, our expected revenue and customer deferral agreements, future expenditures for development projects and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue paying dividends at expected levels, or at all, or continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission ("SEC") on May 11, 2020.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 22 through 24 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 25 through 29.

Q3 2020 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.	EPR's primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.

Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.	Our strategic growth is focused on acquiring or developing experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. These are properties which make up the social infrastructure of society.
This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q3 2020 Supplemental	Page 4

INVESTOR INFORMATION

SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Craig Evans	Greg Zimmerman
Executive Vice President, General Counsel and Secretary	Executive Vice President and Chief Investment Officer

Tonya Mater	Mike Hirons
Senior Vice President and Chief Accounting Officer	Senior Vice President - Asset Management

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
STOCK EXCHANGE LISTING	EPR-PrG
New York Stock Exchange

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector/Joshua Dennerlein	646-855-1363
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone/Nikita Bely	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Todd Thomas	917-368-2286
Ladenburg Thalmann	John Massocca	212-409-2056
Raymond James & Associates	RJ Milligan	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
SunTrust Robinson Humphrey	Ki Bin Kim	212-303-4124

EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q3 2020 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Operating Information:	2020	2019	2020	2019
Revenue (1)	$63,877	$169,356	$321,249	$481,623
Net (loss) income available to common shareholders of EPR Properties	(91,938)	27,969	(129,853)	147,844
EBITDAre (2)	28,987	140,573	202,742	409,703
Adjusted EBITDA (2)	70,930	146,293	278,748	426,990
Interest expense, net (1)	41,744	36,640	114,837	106,744
Capitalized interest	325	386	829	5,053
Straight-lined rental revenue	(17,969)	4,399	(25,448)	10,036
Dividends declared on preferred shares	6,034	6,034	18,102	18,102
Dividends declared on common shares	—	87,507	119,058	257,947
General and administrative expense	10,034	11,600	31,454	35,540

	SEPTEMBER 30,
Balance Sheet Information:	2020	2019
Total assets	$6,907,210	$6,633,290
Accumulated depreciation	1,072,201	989,480
Cash and cash equivalents	985,372	115,839
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	6,994,039	7,506,931
Debt	3,854,855	3,101,611
Deferred financing costs, net	35,140	38,384
Net debt (2)	2,904,623	3,024,156
Equity	2,650,069	3,040,799
Common shares outstanding	74,613	78,240
Total market capitalization (using EOP closing price)	5,327,528	9,408,682
Net debt/gross assets	42%	40%
Net debt/Adjusted EBITDA ratio (3)	Footnote 6	5.2
Adjusted net debt/Annualized adjusted EBITDA ratio (2)(4)(5)	Footnote 6	5.2

(1) Excludes discontinued operations.
(2) See pages 22 through 24 for definitions. See calculation as applicable on page 28.
(3) Adjusted EBITDA in this calculation is for the quarter multiplied times four. See pages 22 through 24 for definitions. See calculation on page 28.
(4) Adjusted net debt is net debt less 40% times property under development. See pages 22 through 24 for definitions.
(5) Annualized adjusted EBITDA is adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 28 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 22 through 24 for definitions.
(6) Not presented as this ratio is not meaningful given the continuing disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q3 2020 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3ND QUARTER 2019	2ND QUARTER 2019
Real estate investments	$6,139,858	$6,144,830	$6,208,685	$6,186,562	$6,558,790	$6,553,052
Less: accumulated depreciation	(1,072,201)	(1,034,771)	(1,023,993)	(989,254)	(989,480)	(954,806)
Land held for development	25,846	26,244	28,080	28,080	28,080	28,080
Property under development	44,103	39,039	30,063	36,756	31,825	80,695
Operating lease right-of-use assets	185,459	189,058	207,605	211,187	219,459	220,758
Mortgage notes and related accrued interest receivable	362,011	357,668	356,666	357,391	413,695	550,131
Investment in direct financing leases, net	—	—	—	—	20,727	20,675
Investment in joint ventures	29,571	28,925	33,897	34,317	35,222	35,658
Cash and cash equivalents	985,372	1,006,981	1,225,122	528,763	115,839	6,927
Restricted cash	2,424	2,615	4,583	2,677	5,929	5,010
Accounts receivable	129,714	134,774	72,537	86,858	99,190	108,433
Other assets	75,053	107,615	112,095	94,174	94,014	92,042
Total assets	$6,907,210	$7,002,978	$7,255,340	$6,577,511	$6,633,290	$6,746,655

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$95,429	$96,454	$112,167	$122,939	$121,351	$126,015
Operating lease liabilities	225,379	229,030	232,343	235,650	244,358	245,372
Common dividends payable	29	19	30,063	29,424	29,340	29,084
Preferred dividends payable	6,034	6,034	6,034	6,034	6,034	6,034
Unearned rents and interest	75,415	81,096	84,190	74,829	89,797	78,629
Line of credit	750,000	750,000	750,000	—	—	240,000
Deferred financing costs, net	(35,140)	(35,907)	(35,933)	(37,165)	(38,384)	(31,957)
Other debt	3,139,995	3,139,995	3,139,995	3,139,995	3,139,995	3,008,580
Total liabilities	4,257,141	4,266,721	4,318,859	3,571,706	3,592,491	3,701,757
Equity:
Common stock and additional paid-in-capital	3,853,581	3,849,803	3,845,911	3,835,674	3,815,278	3,759,032
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(260,594)	(260,351)	(154,357)	(147,435)	(147,435)	(147,143)
Accumulated other comprehensive (loss) income	(2,106)	(4,331)	(5,289)	7,275	4,659	5,174
Distributions in excess of net income	(940,960)	(849,012)	(749,932)	(689,857)	(631,851)	(572,313)
Total equity	2,650,069	2,736,257	2,936,481	3,005,805	3,040,799	3,044,898
Total liabilities and equity	$6,907,210	$7,002,978	$7,255,340	$6,577,511	$6,633,290	$6,746,655

Q3 2020 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Rental revenue	$55,591	$97,531	$135,043	$154,765	$150,962	$147,003
Other income	182	416	7,573	8,386	11,464	5,726
Mortgage and other financing income	8,104	8,413	8,396	7,195	6,930	9,011
Total revenue	63,877	106,360	151,012	170,346	169,356	161,740

Property operating expense	13,759	15,329	13,093	16,097	14,494	14,597
Other expense	2,680	2,798	9,534	10,173	11,403	8,091
General and administrative expense	10,034	10,432	10,988	10,831	11,600	12,230
Severance expense	—	—	—	423	1,521	—
Costs associated with loan refinancing or payoff	—	820	—	—	38,269	—
Interest expense, net	41,744	38,340	34,753	34,914	36,667	36,458
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Credit loss expense	5,707	3,484	1,192	—	—	—
Impairment charges	11,561	51,264	—	2,206	—	—
Depreciation and amortization	42,059	42,450	43,810	42,398	41,644	38,790
(Loss) income before equity in (loss) income from joint ventures, other items and discontinued operations	(66,443)	(59,328)	36,567	47,520	7,799	44,651
Equity in (loss) income from joint ventures	(1,044)	(1,724)	(420)	(905)	(435)	470
Impairment charges on joint ventures	—	(3,247)	—	—	—	—
Gain on sale of real estate	—	22	220	3,717	845	—
Income tax (expense) benefit	(18,417)	1,312	751	530	600	1,300
(Loss) income from continuing operations	(85,904)	(62,965)	37,118	50,862	8,809	46,421
Discontinued operations:
Income from discontinued operations before other items	—	—	—	4,937	11,736	10,399
Impairment on public charter school portfolio sale	—	—	—	(21,433)	—	—
Gain on sale of real estate from discontinued operations	—	—	—	1,931	13,458	9,774
(Loss) income from discontinued operations	—	—	—	(14,565)	25,194	20,173
Net (loss) income	(85,904)	(62,965)	37,118	36,297	34,003	66,594
Preferred dividend requirements	(6,034)	(6,034)	(6,034)	(6,034)	(6,034)	(6,034)
Net (loss) income available to common shareholders of EPR Properties	$(91,938)	$(68,999)	$31,084	$30,263	$27,969	$60,560

Q3 2020 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Net (loss) income available to common shareholders of EPR Properties	$(91,938)	$(68,999)	$31,084	$30,263	$27,969	$60,560
Gain on sale of real estate	—	(22)	(220)	(5,648)	(14,303)	(9,774)
Impairment of real estate investments, net (2)	11,561	36,255	—	23,639	—	—
Real estate depreciation and amortization	41,791	42,151	43,525	44,242	44,863	42,098
Allocated share of joint venture depreciation	369	378	383	551	553	554
Impairment charges on joint ventures	—	3,247	—	—	—	—
FFO available to common shareholders of EPR Properties	$(38,217)	$13,010	$74,772	$93,047	$59,082	$93,438
FFO available to common shareholders of EPR Properties	$(38,217)	$13,010	$74,772	$93,047	$59,082	$93,438
Add: Preferred dividends for Series C preferred shares	—	—	1,939	1,937	—	1,939
Add: Preferred dividends for Series E preferred shares	—	—	1,939	1,939	—	1,939
Diluted FFO available to common shareholders of EPR Properties	$(38,217)	$13,010	$78,650	$96,923	$59,082	$97,316
FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$(38,217)	$13,010	$74,772	$93,047	$59,082	$93,438
Costs associated with loan refinancing or payoff	—	820	—	43	38,407	—
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Severance expense	—	—	—	423	1,521	—
Termination fee included in gain on sale	—	—	—	1,217	11,324	6,533
Impairment of operating lease right-of-use assets (2)	—	15,009	—	—	—	—
Credit loss expense	5,707	3,484	1,192	—	—	—
Deferred income tax expense (benefit)	18,035	(1,676)	(1,113)	(847)	(984)	(1,675)
FFO as adjusted available to common shareholders of EPR Properties	$(11,699)	$31,418	$75,926	$99,667	$115,309	$105,219
FFO as adjusted available to common shareholders of EPR Properties	$(11,699)	$31,418	$75,926	$99,667	$115,309	$105,219
Add: Preferred dividends for Series C preferred shares	—	—	1,939	1,937	1,939	1,939
Add: Preferred dividends for Series E preferred shares	—	—	1,939	1,939	1,939	1,939
Diluted FFO as adjusted available to common shareholders of EPR Properties	$(11,699)	$31,418	$79,804	$103,543	$119,187	$109,097
FFO per common share:
Basic	$(0.51)	$0.17	$0.95	$1.19	$0.76	$1.23
Diluted	(0.51)	0.17	0.95	1.18	0.76	1.22
FFO as adjusted per common share:
Basic	$(0.16)	$0.41	$0.97	$1.27	$1.49	$1.38
Diluted	(0.16)	0.41	0.97	1.26	1.46	1.36
Shares used for computation (in thousands):
Basic	74,613	76,310	78,467	78,456	77,632	76,164
Diluted	74,613	76,310	78,476	78,485	77,664	76,199
Effect of dilutive Series C preferred shares	—	—	2,232	2,184	2,170	2,158
Effect of dilutive Series E preferred shares	—	—	1,664	1,640	1,634	1,628
Adjusted weighted-average shares outstanding-diluted Series C and Series E	74,613	76,310	82,372	82,309	81,468	79,985
(1) See pages 22 through 24 for definitions.
(2) Impairment charges recognized during the three months ended June 30, 2020 totaled $51.3 million, which was comprised of $36.3 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of (loss) income.

Q3 2020 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
FFO available to common shareholders of EPR Properties	$(38,217)	$13,010	$74,772	$93,047	$59,082	$93,438
Adjustments:
Costs associated with loan refinancing or payoff	—	820	—	43	38,407	—
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Impairment of operating lease right-of-use assets (2)	—	15,009	—	—	—	—
Credit loss expense	5,707	3,484	1,192	—	—	—
Severance expense	—	—	—	423	1,521	—
Termination fees included in gain on sale	—	—	—	1,217	11,324	6,533
Deferred income tax expense (benefit)	18,035	(1,676)	(1,113)	(847)	(984)	(1,675)
Non-real estate depreciation and amortization	268	299	285	288	271	257
Deferred financing fees amortization	1,498	1,651	1,634	1,621	1,552	1,517
Share-based compensation expense to management and trustees	3,410	3,463	3,509	3,349	3,372	3,283
Amortization of above/below market leases, net and tenant allowances	(124)	(108)	(152)	(119)	(107)	(58)
Maintenance capital expenditures (3)	(8,911)	(1,291)	(928)	(2,276)	(2,370)	(510)
Straight-lined rental revenue	17,969	(2,229)	9,708	(3,516)	(4,399)	(3,223)
Straight-lined ground sublease expense	216	207	176	237	256	205
Non-cash portion of mortgage and other financing income	71	(97)	(91)	(91)	(237)	(1,069)
AFFO available to common shareholders of EPR Properties	$2,698	$33,313	$90,067	$99,160	$113,647	$105,621

AFFO available to common shareholders of EPR Properties	$2,698	$33,313	$90,067	$99,160	$113,647	$105,621
Add: Preferred dividends for Series C preferred shares	—	—	1,939	1,937	1,939	1,939
Add: Preferred dividends for Series E preferred shares	—	—	1,939	1,939	1,939	1,939
Diluted AFFO available to common shareholders of EPR Properties	$2,698	$33,313	$93,945	$103,036	$117,525	$109,499

Weighted average diluted shares outstanding (in thousands)	74,613	76,310	78,476	78,485	77,664	76,199
Effect of dilutive Series C preferred shares	—	—	2,232	2,184	2,170	2,158
Effect of dilutive Series E preferred shares	—	—	1,664	1,640	1,634	1,628
Adjusted weighted-average shares outstanding-diluted	74,613	76,310	82,372	82,309	81,468	79,985

AFFO per diluted common share	$0.04	$0.44	$1.14	$1.25	$1.44	$1.37

Dividends declared per common share	$—	$0.3825	$1.1325	$1.1250	$1.1250	$1.1250

AFFO payout ratio (4)	—%	87%	99%	90%	78%	82%

(1) See pages 22 through 24 for definitions.
(2) Impairment charges recognized during the three months ended June 30, 2020 totaled $51.3 million, which was comprised of $36.3 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.
(3) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(4) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share. The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of (loss) income.

Q3 2020 Supplemental	Page 10

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1) (2)	UNSECURED CREDIT FACILITY (3)	UNSECURED SENIOR NOTES	TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2020	$—	$—	$—	$—	—%
2021	—	—	—	—	—%
2022	—	750,000	—	750,000	2.50%
2023	400,000	—	275,000	675,000	4.56%
2024	—	—	148,000	148,000	5.00%
2025	—	—	300,000	300,000	4.50%
2026	—	—	642,000	642,000	4.89%
2027	—	—	450,000	450,000	4.50%
2028	—	—	400,000	400,000	4.95%
2029	—	—	500,000	500,000	3.75%
2030	—	—	—	—	—%
Thereafter	24,995	—	—	24,995	1.39%
Less: deferred financing costs, net	—	—	—	(35,140)	—%
	$424,995	$750,000	$2,715,000	$3,854,855	4.14%

		BALANCE	WEIGHTED AVG INTEREST RATE	WEIGHTED AVG MATURITY
Fixed rate unsecured debt (1)		$3,115,000	4.55%	5.79
Fixed rate secured debt (2)		24,995	1.39%	26.84
Variable rate unsecured debt		750,000	2.50%	1.41
Less: deferred financing costs, net		(35,140)	—%	—
Total		$3,854,855	4.14%	5.08

(1) Includes $400 million of term loan that has been fixed through interest rate swaps through February 7, 2022.
(2) Includes $25 million of secured bonds that have been fixed through interest rate swaps through September 30, 2024.
(3) Unsecured Revolving Credit Facility Summary:
		BALANCE		RATE
	COMMITMENT	AT 9/30/2020	MATURITY	AT 9/30/2020

	$1,000,000	$750,000	February 27, 2022	2.50%

Note: This facility has a seven-month extension available at the Company's option (solely with respect to the unsecured revolving credit portion of the facility) and includes an accordion feature pursuant to which the maximum borrowing amount under the combined unsecured revolving credit and term loan facility can be increased from $1.4 billion to $2.4 billion, in each case, subject to certain terms and conditions.

Q3 2020 Supplemental	Page 11

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	September 30, 2020	December 31, 2019

Unsecured revolving variable rate credit facility, LIBOR + 1.625% at September 30, 2020, due February 27, 2022 (1)(2)(3)	$750,000	$—
Unsecured term loan payable, LIBOR + 2.00% at September 30, 2020 with $350,000 fixed at 4.05% and $50,000 fixed at 4.25%, due February 27, 2023 (1)(2)	400,000	400,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Senior unsecured notes payable, 5.00% at September 30, 2020, due August 22, 2024 (1)	148,000	148,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Senior unsecured notes payable, 5.21% at September 30, 2020, due August 22, 2026 (1)	192,000	192,000
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Bonds payable, variable rate, fixed at 1.39% through September 30, 2024, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(35,140)	(37,165)
Total debt	$3,854,855	$3,102,830

(1) On June 29, 2020, the Company amended its Consolidated Credit Agreement and its Note Purchase Agreement governing its private placement notes. The amendments modified certain provisions and waived certain covenants of the revolving credit and term loan facilities and the private placement notes in light of the continuing financial and operational impacts of the COVID-19 pandemic on the Company and its tenants and borrowers. On November 3, 2020, the Company further amended the Consolidated Credit Agreement to extend the waivers through December 2021. The Company can elect to terminate the covenant relief period early, subject to certain conditions. The Company is currently in process of obtaining a similar extension of the waiver of certain covenants related to its $340.0 million of private placement notes. Interest rates are higher during the covenant relief period and return to pre-waiver levels after the covenant relief period, with all such rates subject to the Company's unsecured debt ratings.
(2) The unsecured revolving credit facility and unsecured term loan have a LIBOR floor of 0.50% during the covenant relief period and a LIBOR floor of zero thereafter.
(3) The unsecured revolving credit facility is subject to a facility fee of 0.375% during the covenant relief period and returns to pre-waiver levels after the covenant relief period subject to changes in the Company's unsecured debt ratings.

Q3 2020 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF NOVEMBER 4, 2020

Moody's	Baa3 (negative)
Fitch	BB+ (negative)
Standard and Poor's	BB+ (negative)

SUMMARY OF COVENANTS

The Company has outstanding public senior unsecured notes with fixed interest rates of 3.75%, 4.50%, 4.75%, 4.95% and 5.25%. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.75%, 4.50%, 4.75%, 4.95% and 5.25% public senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of September 30, 2020 and June 30, 2020 are:
		Actual	Actual
NOTE COVENANTS	Required	3rd Quarter 2020 (1)	2nd Quarter 2020 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	49%	49%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	2.7x	3.4x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	193%	192%

(1) See page 14 for details of calculations.

Q3 2020 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	September 30, 2020		TOTAL DEBT:		September 30, 2020
Total Assets per balance sheet	$6,907,210		Secured debt obligations		$24,995
Add: accumulated depreciation	1,072,201		Unsecured debt obligations:
Less: intangible assets, net	(43,017)		Unsecured debt		3,865,000
Total Assets	$7,936,394		Outstanding letters of credit		—
			Guarantees		—
TOTAL UNENCUMBERED ASSETS:	September 30, 2020		Derivatives at fair market value, net, if liability		7,759
Unencumbered real estate assets, gross	$6,422,790		Total unsecured debt obligations:		3,872,759
Cash and cash equivalents	985,372		Total Debt		$3,897,754
Land held for development	25,846
Property under development	44,103
Total Unencumbered Assets	$7,478,111

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	TRAILING TWELVE MONTHS
Adjusted EBITDA	$70,930	$77,191	$130,627	$140,731	$419,479
Accounts receivable write-offs from prior periods (1)	—	(13,533)	—	—	(13,533)
Less: straight-line revenue, net, included in adjusted EBITDA	(1,958)	(2,229)	(2,824)	(3,516)	(10,527)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$68,972	$61,429	$127,803	$137,215	$395,419

ANNUAL DEBT SERVICE:
Interest expense, gross	$42,312	$39,281	$36,794	$36,442	$154,829
Less: deferred financing fees amortization	(1,498)	(1,651)	(1,634)	(1,621)	(6,404)
ANNUAL DEBT SERVICE	$40,814	$37,630	$35,160	$34,821	$148,425

DEBT SERVICE COVERAGE	1.7	1.6	3.6	3.9	2.7

(1) For purposes of the bond calculation of Consolidated Income Available for Debt Service, the portion of the accounts receivable write-off that was recognized in third quarter of 2020 was reclassified to the second quarter of 2020 to reflect the period it was recognized originally as revenue.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of (loss) income.

Q3 2020 Supplemental	Page 14

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2020
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT SEPTEMBER 30, 2020	LIQUIDIATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT SEPTEMBER 30, 2020	CONVERSION PRICE AT SEPTEMBER 30, 2020

Common shares	74,613,428	$27.50	N/A	(1)	N/A	N/A	N/A
Series C	5,394,050	$19.79	$134,851	5.750%	Y	0.4137	$60.43
Series E	3,447,381	$29.26	$86,185	9.000%	Y	0.4826	$51.80
Series G	6,000,000	$19.01	$150,000	5.750%	N	N/A	N/A

(1) The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020.

Q3 2020 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Net debt to gross assets	42%	41%	38%	35%	40%	42%

Net debt/Adjusted EBITDA ratio (1)(2)	Footnote 9	Footnote 9	5.1	4.7	5.2	5.8

Adjusted net debt/Annualized adjusted EBITDA ratio (3)(4)	Footnote 9	Footnote 9	4.9	4.8	5.2	5.5

Interest coverage ratio (5)	Footnote 9	Footnote 9	3.6	3.8	3.8	3.7

Fixed charge coverage ratio (5)	Footnote 9	Footnote 9	3.1	3.3	3.3	3.2

Debt service coverage ratio (5)	Footnote 9	Footnote 9	3.6	3.8	3.8	3.7

FFO payout ratio (6)	—%	225%	119%	95%	148%	92%

FFO as adjusted payout ratio (7)	—%	93%	117%	89%	77%	83%

AFFO payout ratio (8)	—%	87%	99%	90%	78%	82%

(1) See pages 22 through 24 for definitions.
(2) Adjusted EBITDA is for the quarter multiplied times four. See calculation on page 28.
(3) Adjusted net debt is net debt less 40% times property under development. See pages 22 through 24 for definitions.
(4) Annualized adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 28 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 22 through 24 for definitions.
(5) See page 26 for detailed calculation.
(6) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share. The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020.
(7) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share. The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020.
(8) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share. The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020.
(9) Not presented as ratio is not meaningful given the continuing disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Q3 2020 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
				CARRYING AMOUNT AS OF (2)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	OUTSTANDING PRINCIPAL AMOUNT OF MORTGAGE	SEPTEMBER 30, 2020	DECEMBER 31, 2019 (1)
Attraction property Powells Point, North Carolina	7.75%	6/30/2025	$27,423	$27,631	$27,423
Fitness & wellness property Omaha, Nebraska	7.85%	1/3/2027	10,905	11,201	10,977
Fitness & wellness property Merriam, Kansas	7.55%	7/31/2029	8,673	8,931	5,985
Ski property Girdwood, Alaska	8.25%	12/31/2029	38,106	37,895	37,000
Fitness & wellness property Omaha, Nebraska	7.85%	6/30/2030	6,551	6,755	5,803
Experiential lodging property Nashville, Tennessee	7.01%	9/30/2031	71,223	68,605	70,396
Eat & play property Austin, Texas	11.31%	6/1/2033	11,428	11,883	11,582
Ski property West Dover and Wilmington, Vermont	11.78%	12/1/2034	51,050	51,028	51,050
Four ski properties Ohio and Pennsylvania	10.75%	12/1/2034	37,562	37,420	37,562
Ski property Chesterland, Ohio	11.21%	12/1/2034	4,550	4,401	4,550
Ski property Hunter, New York	8.57%	1/5/2036	21,000	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,505	18,131	17,505
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,068	18,676	18,068
Private school property Mableton, Georgia	9.02%	4/30/2037	5,012	5,186	5,048
Fitness & wellness property Fort Collins, Colorado	7.85%	1/31/2038	10,292	10,404	10,360
Early childhood education center Lake Mary, Florida	7.87%	5/9/2039	4,200	4,339	4,258
Eat & play property Eugene, Oregon	8.13%	6/17/2039	14,700	14,799	14,800
Early childhood education center Lithia, Florida	8.25%	10/31/2039	3,959	3,726	4,024
Total			$362,207	$362,011	$357,391

(1) Balances as of December 31, 2019 are prior to the adoption of ASC Topic 326.

(2) Amounts include accrued interest.

Q3 2020 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)

INVESTMENT SPENDING THREE MONTHS ENDED SEPTEMBER 30, 2020
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$2,841	$2,815	$26	$—	$—	$—
Eat & Play	2,198	1,902	296	—	—	—
Attractions (1)	(315)	—	(315)	—	—	—
Ski	89	—	—	—	89	—
Experiential Lodging	2,567	141	736	—	—	1,690
Cultural	4	—	4	—	—	—
Fitness & Wellness	1,327	—	—	—	1,327	—
Total Experiential	8,711	4,858	747	—	1,416	1,690
Total Investment Spending	$8,711	$4,858	$747	$—	$1,416	$1,690

INVESTMENT SPENDING NINE MONTHS ENDED SEPTEMBER 30, 2020
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$28,959	$3,515	$3,336	$22,108	$—	$—
Eat & Play	14,989	13,915	1,074	—	—	—
Attractions	655	—	655	—	—	—
Ski	89	—	—	—	89	—
Experiential Lodging	13,673	10,849	1,134	—	—	1,690
Cultural	156	—	156	—	—	—
Fitness & Wellness	3,768	—	—	—	3,768	—
Total Experiential	62,289	28,279	6,355	22,108	3,857	1,690
Early Childhood Education Centers	3	—	—	—	3	—
Total Education	3	—	—	—	3	—
Total Investment Spending	$62,292	$28,279	$6,355	$22,108	$3,860	$1,690

2020 DISPOSITIONS
	THREE MONTHS ENDED SEPTEMBER 30, 2020			NINE MONTHS ENDED SEPTEMBER 30, 2020
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES
Early Childhood Education Centers	—	—	—	3,839	3,839	—
Total Dispositions	$—	$—	$—	$3,839	$3,839	$—

(1) Negative total investment spending for Attractions for the three months ended September 30, 2020 due to prior period adjustment.

Q3 2020 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT SEPTEMBER 30, 2020 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	SEPTEMBER 30, 2020		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	4TH QUARTER 2020	1ST QUARTER 2021	2ND QUARTER 2021	3RD QUARTER 2021	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$29,056	9	$11,475	$13,925	$8,575	$6,075	$100	$69,206	100%
Non Build-to-Suit Development	15,047
Total Property Under Development	$44,103

		SEPTEMBER 30, 2020	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	4TH QUARTER 2020	1ST QUARTER 2021	2ND QUARTER 2021	3RD QUARTER 2021	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 3RD QUARTER 2020
Total Build-to-Suit		9	$—	$20,980	$46,555	$—	$1,671	$69,206	$—

	SEPTEMBER 30, 2020		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	4TH QUARTER 2020	1ST QUARTER 2021	2ND QUARTER 2021	3RD QUARTER 2021	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$53,581	3	$5,200	$4,550	$4,225	$—	$10,105	$77,661
Non Build-to-Suit Mortgage Notes	308,430
Total Mortgage Notes Receivable	$362,011

(1) This schedule includes only those properties for which the Company has commenced construction as of September 30, 2020
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).
(3) Total Build-to-Suit excludes property under development related to the Company's two unconsolidated real estate joint ventures that own recreation anchored lodging properties in St. Petersburg, Florida. The Company's spending estimates for this are estimated at $8.9 million for 2020.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q3 2020 Supplemental	Page 19

LEASE EXPIRATIONS
AS OF SEPTEMBER 30, 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2020 (1)(2)	% OF TOTAL REVENUE (2)
2020	—	$—	—%
2021	—	—	—%
2022	2	2,092	—%
2023	2	953	—%
2024	6	7,935	2%
2025	2	2,677	1%
2026	10	10,371	2%
2027	14	21,939	4%
2028	11	16,009	3%
2029	13	13,070	3%
2030	22	24,246	5%
2031	17	10,690	2%
2032	20	17,732	3%
2033	10	9,860	2%
2034	47	62,543	13%
2035	33	63,969	13%
2036	20	33,302	7%
2037	32	48,272	10%
2038	35	29,742	6%
2039	4	6,739	1%
Thereafter	37	27,931	6%
	337	$410,072	83%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the trailing twelve months ended September 30, 2020 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the trailing twelve months ended September 30, 2020 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

(2) Excludes revenue from discontinued operations and includes the write-offs of straight line rent receivables of $36.9 million and receivables from tenants of $25.7 million against rental revenue during the nine months ended September 30, 2020.

Q3 2020 Supplemental	Page 20

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)

		PERCENTAGE OF TOTAL REVENUE	PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED	FOR THE NINE MONTHS ENDED
	CUSTOMERS	SEPTEMBER 30, 2020	SEPTEMBER 30, 2020

1.	Topgolf	31.6%	18.8%
2.	Cinemark	16.6%	9.8%
3.	AMC Theatres (1)	6.4%	8.2%
4.	Vail Resorts	10.8%	6.4%
5.	Basis Independent Schools	8.6%	5.1%
6.	Camelback Resort	8.1%	4.8%
7.	Regal Cinemas (2)	(42.0)%	3.8%
8.	Six Flags	6.3%	3.7%
9.	Endeavor Schools	5.9%	3.5%
10.	Empire Resorts	3.6%	2.5%

	Total	55.9%	66.6%

(1) During the nine months ended September 30, 2020, the Company wrote-off $9.2 million of straight-line receivables to straight-line rental revenue classified in rental revenue in the consolidated statements of (loss) income related to leases with AMC. The Company began recognizing revenue on a cash basis for AMC at the end of the first quarter of 2020 and cash payments have been reduced due to the impact of COVID-19.

(2) During the three and nine months ended September 30, 2020, the Company wrote-off $22.5 million of straight-line receivables to straight-line rental revenue and $23.5 million of receivables from tenants to minimum rent, both of which are classified in rental revenue in the consolidated statements of (loss) income and related to leases with Regal. The Company began recognizing revenue on a cash basis for Regal at the end of the third quarter of 2020 and cash payments have been reduced due to the impact of COVID-19.

Q3 2020 Supplemental	Page 21

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDA AND ANNUALIZED ADJUSTED EBITDA
Management uses Adjusted EBITDA in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDA is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDA as EBITDAre (defined above) for the quarter excluding severance expense, credit loss expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Annualized Adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items including removing any impact from operating properties, which is then multiplied by four to get an annual amount. Additionally, for the three and nine months ended September 30, 2020, Adjusted EBITDA was further adjusted to reflect certain tenants on a cash basis.

The Company's method of calculating Adjusted EBITDA and Annualized Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDA and Annualized Adjusted EBITDA are not measures of performance under GAAP, do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT AND ADJUSTED NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted net debt is net debt less 40% times property under development to remove the estimated portion of property under development that has been financed with debt but has not yet produced earnings. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Q3 2020 Supplemental	Page 22

NET DEBT TO ADJUSTED EBITDA RATIO AND ADJUSTED NET DEBT TO ANNUALIZED ADJUSTED EBITDA RATIO
Net Debt to Adjusted EBITDA ratio and Adjusted Net Debt to Annualized Adjusted EBITDA ratio are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating both ratios may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets, termination fees associated with tenants' exercises of public charter school buy-out options and credit loss expense, and by subtracting deferred income tax (benefit) expense. FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO costs associated with loan refinancing or payoff, transaction costs, credit loss expense, severance expense, preferred share redemption costs, termination fees associated with tenants' exercises of public charter school buy-out options, non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and trustees and amortization of above and below market leases, net and tenant allowances and by subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing impact of straight-line ground sublease expense), non-cash portion of mortgage and other financing income and deferred income tax (benefit) expense. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

Q3 2020 Supplemental	Page 23

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income impairment charges, credit loss expense, transaction costs, interest expense, gross (including interest expense in discontinued operations), severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs associated with loan refinancing or payoff; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q3 2020 Supplemental	Page 24

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
Third Quarter and Nine Months Ended September 30, 2020

Q3 2020 Supplemental	Page 25

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Net (loss) income	$(85,904)	$(62,965)	$37,118	$36,297	$34,003	$66,594
Impairment charges	11,561	51,264	—	23,639	—	—
Impairment charges on joint ventures	—	3,247	—	—	—	—
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Credit loss expense	5,707	3,484	1,192	—	—	—
Interest expense, gross	42,312	39,281	36,794	36,442	37,575	37,999
Severance expense	—	—	—	423	1,521	—
Depreciation and amortization	42,059	42,450	43,810	44,530	45,134	42,355
Share-based compensation expense
to management and trustees	3,410	3,463	3,509	3,348	3,372	3,283
Costs associated with loan refinancing or payoff	—	820	—	43	38,407	—
Interest cost capitalized	(325)	(242)	(262)	(273)	(386)	(1,530)
Straight-line rental revenue	17,969	(2,229)	9,708	(3,516)	(4,399)	(3,223)
Gain on sale of real estate	—	(22)	(220)	(5,648)	(14,303)	(9,774)
Prepayment fees	—	—	—	—	(1,760)	—
Deferred income tax expense (benefit)	18,035	(1,676)	(1,113)	(847)	(984)	(1,675)
Interest coverage amount	$57,600	$77,646	$131,611	$140,222	$144,139	$140,952

Interest expense, net	$41,744	$38,340	$34,753	$34,907	$36,640	$36,278
Interest income	243	699	1,779	1,262	549	191
Interest cost capitalized	325	242	262	273	386	1,530
Interest expense, gross	$42,312	$39,281	$36,794	$36,442	$37,575	$37,999

Interest coverage ratio	Footnote 2	Footnote 2	3.6	3.8	3.8	3.7

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$57,600	$77,646	$131,611	$140,222	$144,139	$140,952

Interest expense, gross	$42,312	$39,281	$36,794	$36,442	$37,575	$37,999
Preferred share dividends	6,034	6,034	6,034	6,034	6,034	6,034
Fixed charges	$48,346	$45,315	$42,828	$42,476	$43,609	$44,033
Fixed charge coverage ratio	Footnote 2	Footnote 2	3.1	3.3	3.3	3.2

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$57,600	$77,646	$131,611	$140,222	$144,139	$140,952
Interest expense, gross	$42,312	$39,281	$36,794	$36,442	$37,575	$37,999
Recurring principal payments	—	—	—	—	—	—
Debt service	$42,312	$39,281	$36,794	$36,442	$37,575	$37,999
Debt service coverage ratio	Footnote 2	Footnote 2	3.6	3.8	3.8	3.7
(1) See pages 22 through 24 for definitions.
(2) Not presented as this ratio is not meaningful given the continuing disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of (loss) income.

Q3 2020 Supplemental	Page 26

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 26 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:
	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019

Net cash provided (used) by operating activities	$2,065	$(31,631)	$89,044	$102,268	$127,506	$87,372

Equity in (loss) income from joint ventures	(1,044)	(1,724)	(420)	(905)	(435)	470
Distributions from joint ventures	—	—	—	—	—	—
Amortization of deferred financing costs	(1,498)	(1,651)	(1,634)	(1,621)	(1,552)	(1,517)
Amortization of above and below market leases, net and tenant allowances	124	108	152	119	107	58
Changes in assets and liabilities, net:
Amortization of operating lease assets and liabilities	(14)	(287)	(273)	(161)	(1,323)	735
Mortgage notes and related accrued interest receivable	1,154	2,613	512	(8)	(1,155)	1,409
Accounts receivable	(5,053)	62,163	(14,149)	14,320	(500)	2,234
Direct financing lease receivable	—	—	—	17	52	59
Other assets	(2,208)	819	4,454	(1,888)	(2,245)	(239)
Accounts payable and accrued liabilities	(4,348)	6,555	13,517	(21,851)	(5,639)	4,634
Unearned rents and interest	5,690	3,100	(6,907)	11,132	(8,769)	5,568
Straight-line rental revenue	17,969	(2,229)	9,708	(3,516)	(4,399)	(3,223)
Interest expense, gross	42,312	39,281	36,794	36,442	37,575	37,999
Interest cost capitalized	(325)	(242)	(262)	(273)	(386)	(1,530)
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Severance expense (cash portion)	—	—	—	363	1,103	—
Prepayment fees	—	—	—	—	(1,760)	—
Interest coverage amount (1)	$57,600	$77,646	$131,611	$140,222	$144,139	$140,952

Net cash (used) provided by investing activities	$(17,919)	$(13,219)	$(39,759)	$381,255	$176,446	$(333,363)

Net cash (used) provided by financing activities	$(5,994)	$(175,358)	$649,237	$(73,886)	$(194,098)	$235,607

(1) See pages 22 through 24 for definitions.

Q3 2020 Supplemental	Page 27

RECONCILIATION OF EBITDAre, ADJUSTED EBITDA, ANNUALIZED ADJUSTED EBITDA AND ANNUALIZED ADJUSTED REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDA (3):	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Net (loss) income	$(85,904)	$(62,965)	$37,118	$36,297	$34,003	$66,594
Interest expense, net	41,744	38,340	34,753	34,907	36,640	36,278
Income tax expense (benefit)	18,417	(1,312)	(751)	(530)	(600)	(1,300)
Depreciation and amortization	42,059	42,450	43,810	44,530	45,134	42,355
Gain on sale of real estate	—	(22)	(220)	(5,648)	(14,303)	(9,774)
Impairment of real estate investments, net (2)	11,561	36,255	—	23,639	—	—
Costs associated with loan refinancing or payoff	—	820	—	43	38,407	—
Allocated share of joint venture depreciation	369	378	383	551	553	554
Allocated share of joint venture interest expense	741	736	735	735	739	757
Impairment charges on joint ventures	—	3,247	—	—	—	—
EBITDAre	$28,987	$57,927	$115,828	$134,524	$140,573	$135,464
Severance expense	—	—	—	423	1,521	—
Transaction costs	2,776	771	1,075	5,784	5,959	6,923
Credit loss expense	5,707	3,484	1,192	—	—	—
Accounts receivable write-offs from prior periods (1)	13,533	—	—	—	—	—
Straight-line receivable write-offs from prior periods (1)	19,927	—	12,532	—	—	—
Impairment of operating lease right-of-use assets (2)	—	15,009	—	—	—	—
Prepayment fees	—	—	—	—	(1,760)	—
Adjusted EBITDA (for the quarter)	$70,930	$77,191	$130,627	$140,731	$146,293	$142,387
Adjusted EBITDA (4)	Footnote 9	Footnote 9	$522,508	$562,924	$585,172	$569,548

ANNUALIZED ADJUSTED EBITDA (3):
Adjusted EBITDA (for the quarter)	Footnote 9	Footnote 9	$130,627	$140,731	$146,293	$142,387
Corporate/unallocated and other NOI			(145)	403	(2,173)	(1,855)
In-service and disposition adjustments (5)			1,351	(4,580)	528	5,591
Percentage rent/participation adjustments (6)			979	(2,947)	206	(856)
Non-recurring adjustments (7)			3,999	1,170	213	2,668
Annualized Adjusted EBITDA (for the quarter)			$136,811	$134,777	$145,067	$147,935
Annualized Adjusted EBITDA (8)			$547,244	$539,108	$580,268	$591,740

See footnotes on following page.

Q3 2020 Supplemental	Page 28

(1) Included in rental revenue from continuing operations in the consolidated statements of (loss) income in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:
	3RD QUARTER 2020	2ND QUARTER 2020	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019
Minimum rent	$83,230	$89,589	$138,219	$139,529	$139,844	$134,409
Accounts receivable write-offs from prior periods	(13,533)	—	—	—	—	—
Tenant reimbursements	2,413	4,169	3,698	5,790	5,129	5,843
Percentage rent	1,303	1,454	2,757	6,428	3,032	4,147
Straight-line rental revenue	1,958	2,229	2,824	2,926	2,866	2,520
Straight-line write-offs from prior periods	(19,927)	—	(12,532)	—	—	—
Other rental revenue	147	90	77	92	91	84
Rental revenue	$55,591	$97,531	$135,043	$154,765	$150,962	$147,003

(2) Impairment charges recognized during the three months ended June 30, 2020 totaled $51.3 million, which was comprised of $36.3 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.
(3) See pages 22 through 24 for definitions.
(4) Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(5) Adjustments for properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance, for continuing properties only.
(6) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the trailing twelve month amount divided by four.
(7) Non-recurring adjustments relate to properties under operating agreements with third parties, as applicable, and COVID-19 related adjustments.
(8) Annualized Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(9) Not presented as this metric is not meaningful given the continuing disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of (loss) income.

Q3 2020 Supplemental	Page 29